Exhibit 3.1

Secretary of State North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov USE INK ONLY - DO NOT HIGHLIGHT

/s/ Renee L. Wilm Chief Legal Officer and Chief Administrative Officer